SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 2, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2010, Discovery Laboratories, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the non-employee executive agreement, dated August 13, 2009, between the Company and its director W. Thomas Amick (the “Agreement”), pursuant to which Mr. Amick assumed the responsibilities of the Company’s Chief Executive Officer on an interim basis.   The Amendment extends the term of the Agreement to June 30, 2011; however, the Agreement, as amended, remains subject to earlier termination at any time upon ten days’ written notice to the other party.

In connection with the Amendment, the Compensation Committee of the Company’s Board of Directors authorized a grant of an option to Mr. Amick to purchase 30,000 shares of the Company’s common stock under the Company’s 2007 Long-Term Incentive Plan.  The option has an exercise price of $0.18, the closing market price of the Company’s common stock on July 7, 2010, the date of grant.

The description of the remaining terms and conditions of the Agreement is incorporated by reference to the Company’s current report on Form 8-K filed on September 4, 2009 and the full text of the Agreement attached as Exhibit 10.1 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and interim
Chief Executive Officer

Date:  July 9, 2010